Exhibit (g)(1)(xv)

FORM OF

AMENDMENT NO. 15

GLOBAL CUSTODY AGREEMENT

Form of Amendment No. 15, effective as of May 1, 2020 (“Amendment No. 15”), to the Global Custody Agreement dated as of December 31, 2001, as amended (“Agreement”), by and between AXA Premier VIP Trust (“Trust”), on behalf of each of the portfolios designated on Schedule C, and JPMorgan Chase Bank (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.

Name Changes: The names of AXA Premier VIP Trust and Charter Multi-Sector Bond Portfolio are changed to EQ Premier VIP Trust and EQ/Core Plus Bond Portfolio, respectively. All references to AXA Premier VIP Trust are deleted and replaced with EQ Premier VIP Trust.

2.

Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement is deleted and replaced in its entirety by Schedule C attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

AXA PREMIER VIP TRUST (the “Trust”), on behalf of each of the portfolios designated on Schedule C	JPMORGAN CHASE BANK

By:		By:
Name:	Brian E. Walsh	Name:
Title:	Chief Financial Officer and Treasurer	Title:

AMENDMENT NO. 15

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

EQ/Core Plus Bond Portfolio

(formerly, CharterSM Multi-Sector Bond Portfolio)

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio